Exhibit 10.2

FIRST AMENDMENT

TO

CONTRACT BETWEEN

THE OFFICE OF MEDICAID POLICY AND PLANNING,

THE OFFICE OF THE CHILDREN’S HEALTH INSURANCE PROGRAM

AND

Coordinated Care Corporation Indiana, Inc.

This FIRST AMENDMENT to the above-referenced Contract is made and entered into by and between the State of Indiana [hereinafter “State” or “State of Indiana”], through the Office of Medicaid Policy and Planning and Office of the Children’s Health Insurance Program [hereinafter called “State” or “Offices”], of the Indiana Family and Social Services Administration, 402 West Washington Street, Room W382, Indianapolis, Indiana 46204, and Coordinated Care Corporation Indiana, Inc. [hereinafter called “Contractor”], 1099 North Meridian Street, Suite 400, Indianapolis, Indiana 46204.

WHEREAS, the State of Indiana and Contractor have previously entered into a contract for a term beginning January 1, 2005, and ending December 31, 2006, [hereinafter “the original contract”] to arrange for the provision of covered health care services for certain Hoosier Healthwise members enrolled in Benefit Packages A, B and C, as procured through Request for Proposal (RFP) # 4-79;

WHEREAS, the parties are desirous to enter into this FIRST AMENDMENT to include coordination with the First Steps program, to revise the claims dispute process, and, due to the expansion of Hoosier Healthwise mandatory RBMC to include all Indiana counties, to adjust the capitation rates and add exception requirements for designated rural RBMC counties;

NOW THEREFORE, the parties enter into this FIRST AMENDMENT for the consideration set out below, all of which is deemed to be good and sufficient consideration in order to make this FIRST AMENDMENT a binding legal instrument.

1.	The parties hereby ratify and incorporate herein each term and condition set out in the original Contract, as well as all written matters incorporated therein except as specifically provided for by this FIRST AMENDMENT.

2.	The term of this amendment is July 1, 2005 through December 31, 2006.

3.	The parties agree that Section 2.0 of Attachment 1 to the original contract, MCO Scope of Work, is amended to include a new subsection, 2.10, Exceptions for Members in Rural Counties, and shall read as follows:

In accordance with 42 CFR 438.52(b)(2)(ii), in those counties which have been designated as “rural counties” by the Office and approved by the Centers for Medicare and Medicaid Services (CMS), the MCO must allow rural county members to obtain services from out-of-network providers under any of the following circumstances:

a) The service or type of provider is not available within the MCO’s network.

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b) The out-of-network provider is the main source of a service to the member, provided that the provider is given the opportunity to become a participating provider. If the provider chooses not to join the network, or does not meet the necessary requirements to join, the enrollee will be transitioned to a participating provider within 60 days, after being given an opportunity to select a network provider.

(c) The only plan or provider available to the member does not, because of moral or religious objections, provide the service the member seeks.

(d) The member’s PMP or other provider determines that the member needs related services that would subject the member to unnecessary risk if received separately and not all the related services are available within the network.

(e) The Office determines that other circumstances warrant out-of-network treatment.

4.	The parties agree that Attachment 1 to the original contract, MCO Scope of Work, Section 3.3.2, Members with Special Health Care Needs, last paragraph, is amended by adding a bullet to read as follows:

•	Coordinating with Indiana’s early intervention program known as First Steps, in accordance with the policies and procedures developed by the Office in collaboration with the Hoosier Healthwise MCOs.

5.	The parties agree that Section 2, Consideration, of the original Contract is amended as follows:

CAPITATION RATES

	North	Central	South
Packages A/B
Newborns	$323.69	$302.69	$295.85
Preschool	72.99	81.89	78.00
Children	70.30	78.87	75.12
Adolescents	101.04	113.37	107.98
Adult Males	234.91	290.90	279.85
Adult Females	211.19	261.53	251.59
Package C
Newborns	$178.20	$165.06	$161.97
Preschool	72.60	76.63	75.19
Children	65.42	69.05	67.75
Adolescents	91.07	96.13	94.32
Package A/B & C
Maternity Delivery	$3,331.43	$3,301.57	$3,324.80

The South Region rates will be effective July 1, 2005. The North Region rates will be effective September 1, 2005. The Central Region rates will be effective November 1, 2005.

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6.	The parties agree that RFP Attachment N, Claims Dispute Resolution Process, Section 3.1.3, second paragraph, is amended to be consistent with the rule at 405 IAC 1-1.6-3(h), and shall read as follows:

In the event the panel fails to deliver to the provider the panel’s written determination within forty-five (45) calendar days after the commencement of the formal claim resolution procedure, the failure on the part of the panel shall have the effect of an approval by the panel of the provider’s claim.

7.	The parties agree that this First Amendment to the parties’ original Contract has been duly prepared and executed pursuant to Section 8 of the original contract.

8.	The undersigned attests, subject to the penalties for perjury, that he is the contracting party, or that he is the representative, agent, member or officer of the contracting party, that he has not, nor has any other member employee, representative, agent or officer of the firm, company, corporation or partnership represented by him, directly or indirectly, to the best of his knowledge, entered into or offered to enter into any combination, collusion or agreement to receive or pay, and that he has not received or paid, any sum of money or other consideration for the execution of this agreement other than that which appears upon the face of the agreement.

The rest of this page is left intentionally blank.

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WHEREOF, the parties have, through duly authorized representatives, entered into this agreement. The parties having read and understood the foregoing terms of the contract do by their respective signatures dated below hereby agree to the terms thereof.

For the Contractor:	For the State of Indiana:

/s/ Rita Johnson-Mills
Rita Johnson-Mills	Jeanne M. Labrecque
President/CEO	Health Policy and Medicaid Director
1099 North Meridian Street, Suite 400	Family and Social Services Agency
Indianapolis, Indiana 46204

Date: June 28, 2005	Date: ___________________

APPROVED:	APPROVED:

Charles Shalliol, Director	Earl A. Goode, Commissioner
State Budget Agency	Department of Administration

Date: ____________________	Date: ___________________

APPROVED AS TO FORM AND LEGALITY:

Stephen Carter
Attorney General of Indiana

Date: ____________________

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